Exhibit 99.2

Consent of RBC Capital Markets, LLC

The Board of Directors

AeroVironment, Inc.

241 18th Street South, Suite 650

Arlington, Virginia 22202

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 18, 2024, to the Board of Directors of AeroVironment, Inc. (“AeroVironment”) as Annex B to, and reference to such opinion letter under the headings “SUMMARY — Opinion of AeroVironment’s Financial Advisor” and “THE MERGER — Opinion of AeroVironment’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed transaction involving AeroVironment and BlueHalo LLC, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of AeroVironment (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC Capital Markets, LLC

January 31, 2025